Exhibit 5.1
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                    Opinion of Counsel and Consent of Counsel


STEPP LAW GROUP
A PROFESSIONAL CORPORATION
32 EXECUTIVE PARK, SUITE 105
IRVINE, CALIFORNIA 92614

September 2, 2004

Europa Trade Agency Ltd.
3715 West 14th Avenue
Vancouver, British Columbia
Canada V6R 2W8

Attention: Thomas Lamb, President

Re:  Registration Statement on Form SB-2

Dear Mr. Lamb:

As special counsel to Europa Trade Agency Ltd., a Nevada corporation (the "Company"), we have reviewed the form of that certain Registration Statement on Form SB-2 to be filed with the Securities and Exchange Commission ("Commission") pursuant to the Securities Act of 1933, as amended ("Act"), relating to the registration of 1,010,000 shares of the Company's $.001 par value common stock owned by the selling stockholders specified therein ("Registration Statement") ("Shares"). It is our opinion that the Shares, when sold, will be legally issued, fully paid, and non-assessable shares of the common stock of the Company.

We consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required pursuant to Section 7 of the Act or the rules and regulations of the Commission pursuant thereto.

This opinion relates only to matters of Nevada corporate law. We express no opinion as to compliance with the laws in any other jurisdiction and the effect, if any, which non-compliance with such laws might have. Nothing in this opinion shall be deemed to relate to or constitute an opinion concerning any matters not specifically set forth herein.

We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement on Form SB-2 filed by the Company.

The Company is hereby advised, urged, and encouraged to retain securities counsel in each jurisdiction outside the United States in which the Shares may be offered and sold by those selling stockholders, regarding compliance with the securities laws of such jurisdiction.

Sincerely,

/s/ Thomas E. Stepp, Jr.

Stepp Law Group